As filed with the Securities and Exchange Commission on April 29, 2019

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(B) OR (G) OF

THE SECURITIES EXCHANGE ACT OF 1934

KeyCorp

(Exact name of registrant as specified in its charter)

Ohio	34-6542451
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

127 Public Square Cleveland, Ohio 44114-1306

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Depositary Shares each representing a 1/40th ownership interest in a share of Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series G	New York Stock Exchange, Inc.

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this Form relates:

333-218629

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Securities to Be Registered.

The description of the Depositary Shares being registered hereby, including the Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series G, which is represented by the Depositary Shares, is set forth in the Prospectus included in the Registration Statement on Form S-3 (No. 333-218629) of KeyCorp, an Ohio corporation, as filed with the Commission on June 9, 2017, and the final Prospectus Supplement, dated April 22, 2019, as filed with the Commission on April 23, 2019, pursuant to Rule 424(b)(5) of the Securities Act of 1933, as amended. The foregoing Prospectus and Prospectus Supplement are incorporated herein by reference.

Item 2. Exhibits.

4.1	Certificate of Amendment to the Second Amended and Restated Articles of Incorporation, as amended, of KeyCorp with respect to Fixed Rate Perpetual Non-Cumulative Preferred Stock, Series G, filed April 25, 2019 (incorporated by reference to Exhibit 4.1 of the Current Report on Form 8-K of KeyCorp filed April 29, 2019).

4.2	Deposit Agreement, dated as of April 29, 2019, between KeyCorp and Computershare Inc. and Computershare Trust Company, N.A., jointly as Depositary (incorporated by reference to Exhibit 4.3 of the Current Report on Form 8-K of KeyCorp filed April 29, 2019).

4.3	Form of Depositary Receipt (included as part of Exhibit 4.2).

SIGNATURE

Pursuant to be requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

KEYCORP

By:	/s/ Craig T. Beazer
Name: Craig T. Beazer
Title: Assistant Secretary

Date: April 29, 2019